Exhibit 99.1

Microsoft announces registered exchange offers

Feb. 16, 2021

REDMOND, Wash. — Feb. 16, 2021 — Microsoft Corp. (NASDAQ: MSFT) (“Microsoft”) today announced the commencement of offers to (i) exchange (the “Pool 1 Offer”) the fourteen series of notes described in the table below (collectively, the “Pool 1 Notes”) for a new series of Microsoft’s notes due March 17, 2052 (the “New 2052 Notes”) and a cash payment, as applicable, and (ii) exchange (the “Pool 2 Offer” and, together with the Pool 1 Offer, the “Exchange Offers”) the four series of notes described in the table below (collectively, the “Pool 2 Notes” and, together with the Pool 1 Notes, the “Existing Notes”) for a new series of Microsoft’s notes due March 17, 2062 (the “New 2062 Notes” and, together with the New 2052 Notes, the “New Notes”) and a cash payment, as applicable.

A Registration Statement on Form S-4, including a prospectus (the “Prospectus”), which is subject to change, relating to the issuance of the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) on Feb. 16, 2021 (the “Registration Statement”), but has not yet become effective. The New Notes may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. If and when issued, the New Notes will be registered under the Securities Act of 1933, as amended. The aggregate principal amount of Pool 1 Notes of each series that are accepted for exchange will be based on the order of acceptance priority for such series as set forth in the table below, and such that the aggregate principal amount of Pool 1 Notes accepted in the Pool 1 Offer results in the issuance of New 2052 Notes in an amount not exceeding $6,250,000,000 (the “New 2052 Notes Issue Cap”). The Pool 1 Notes are as follows:

Pool 1 Table
Title of Security	CUSIP Number	Principal Amount Outstanding (MM)	Acceptance Priority Level	Reference UST Security (1)	Fixed Spread (basis points)	Cash Payment Percent of Premium (2)	Early Exchange Premium (3) (4)
4.875% Notes due 2043	594918AX2	$174.572	1	30-year	+45	100%	$30
4.450% Notes due 2045	594918BL7	$1,288.337	2	30-year	+50	100%	$30
4.250% Notes due 2047	594918CA0	$1,584.630	3	30-year	+55	100%	$30
5.300% Notes due 2041	594918AM6	$770.339	4	30-year	+30	100%	$30
5.200% Notes due 2039	594918AD6	$558.545	5	30-year	+20	100%	$30
4.500% Notes due 2040	594918AJ3	$571.171	6	30-year	+25	100%	$30
3.700% Notes due 2046	594918BT0	$4,500.000	7	30-year	+52	100%	$30
3.750% Notes due 2043	594918AU8	$244.015	8	30-year	+45	100%	$30
3.750% Notes due 2045	594918BD5	$640.567	9	30-year	+45	100%	$30
3.500% Notes due 2042	594918AR5	$900.000	10	30-year	+35	100%	$30
4.100% Notes due 2037	594918BZ6	$1,916.467	11	30-year	+5	100%	$30
4.200% Notes due 2035	594918BK9	$1,000.000	12	30-year	-10	100%	$30
3.450% Notes due 2036	594918BS2	$2,250.000	13	30-year	-7	100%	$30
3.500% Notes due 2035	594918BC7	$1,500.000	14	30-year	-15	100%	$30

(1)	The “30-year Reference UST Security” refers to the 1.625% U.S. Treasury Notes due Nov. 15, 2050.
(2)

The “Cash Payment Percent of Premium” is the percent (as set forth with respect to each series of Pool 1 Notes in the table above) of the amount by which the Total Exchange Consideration (as defined below and calculated at the Pricing Time (as defined below)) exceeds $1,000 per $1,000 principal amount of such Pool 1 Notes.

(3)	Per $1,000 principal amount of Pool 1 Notes.
(4)

Holders who validly tender Pool 1 Notes after the Early Exchange Time (as defined below) but on or before the Expiration Time (as defined below) will not be eligible to receive the “Early Exchange Premium” of $30 principal amount of New 2052 Notes for each $1,000 principal amount of Pool 1 Notes validly tendered and not validly withdrawn. For the avoidance of doubt, the $30 per $1,000 Early Exchange Premium is included within the Total Exchange Consideration, as calculated using the Fixed Spread over the 30-year Reference UST Security as described herein, and is not in addition to the Total Exchange Consideration.

The aggregate principal amount of Pool 2 Notes of each series that are accepted for exchange will be based on the order of acceptance priority for such series as set forth in the table below, and such that the aggregate principal amount of Pool 2 Notes accepted in the Pool 2 Offer results in the issuance of New 2062 Notes in an amount not exceeding $1,250,000,000 (the “New 2062 Notes Issue Cap” and, together with the New 2052 Notes Issue Cap, the “New Notes Issue Cap”). The Pool 2 Notes are as follows:

Pool 2 Table
Title of Security	CUSIP Number	Principal Amount Outstanding (MM)	Acceptance Priority Level	Reference UST Security (1)	Fixed Spread (basis points)	Cash Payment Percent of Premium (2)	Early Exchange Premium (3) (4)
3.950% Notes due 2056	594918BU7	$1,954.510	1	30-year	+67	88%	$30
4.750% Notes due 2055	594918BM5	$326.735	2	30-year	+67	72%	$30
4.500% Notes due 2057	594918CB8	$883.777	3	30-year	+67	72%	$30
4.000% Notes due 2055	594918BE3	$793.850	4	30-year	+67	94%	$30

(1)	The “30-year Reference UST Security” refers to the 1.625% U.S. Treasury Notes due Nov. 15, 2050.
(2)

The “Cash Payment Percent of Premium” is the percent (as set forth with respect to each series of Pool 2 Notes in the table above) of the amount by which the Total Exchange Consideration (calculated at the Pricing Time) exceeds $1,000 per $1,000 principal amount of such Pool 2 Notes.

(3)	Per $1,000 principal amount of Pool 2 Notes.
(4)

Holders who validly tender Pool 2 Notes after the Early Exchange Time but on or before the Expiration Time will not be eligible to receive the “Early Exchange Premium” of $30 principal amount of New 2062 Notes for each $1,000 principal amount of Pool 2 Notes validly tendered and not validly withdrawn. For the avoidance of doubt, the $30 per $1,000 Early Exchange Premium is included within the Total Exchange Consideration, as calculated using the Fixed Spread over the 30-year Reference UST Security as described herein, and not in addition to the Total Exchange Consideration.

The aggregate principal amount of New Notes to be issued pursuant to the Exchange Offers will be subject to the applicable New Notes Issue Cap. We may in our sole discretion, subject to the applicable law, increase either or both of the New 2052 Notes Issue Cap or the New 2062 Notes Issue Cap. We will accept tenders of Existing Notes by series in accordance with the “acceptance priority level” (in numerical priority order) for each such series as set forth in the applicable table above.

3

Set forth below is a table summarizing the terms of the New Notes offered in the Exchange Offers:

Title of Series	Maturity Date	Aggregate Principal Amount of Existing Notes Accepted for Tender (MM)	Benchmark Security	Spread to Benchmark Security
New 2052 Notes	March 17, 2052	An amount of Pool 1 Notes such that the aggregate principal amount of New 2052 Notes issued does not exceed $6,250.0.	1.625% U.S. Treasury Notes due Nov. 15, 2050	+70 bps

New 2062 Notes	March 17, 2062	An amount of Pool 2 Notes such that the aggregate principal amount of New 2062 Notes issued does not exceed $1,250.0.	1.625% U.S. Treasury Notes due Nov. 15, 2050	+82 bps

Microsoft will pay interest on the New Notes at a rate per annum equal to the yield, calculated in accordance with standard market practice, that corresponds to the bid-side price of the 1.625% 30-year Reference UST Security due Nov. 15, 2050, as of the Pricing Time, as displayed on the Bloomberg Government Pricing Monitor page FIT 1 plus the fixed spread set forth in the table above.

The following is a summary of certain key elements of the Exchange Offers:

The Exchange Offers will expire at 11:59 p.m., New York City time, on March 15, 2021, unless extended by Microsoft (such date and time, as they may be extended, the “Expiration Time”). The “Settlement Date” will be promptly following the Expiration Time and is expected to be March 17, 2021, which is the second business day following the Expiration Time.

To be eligible to receive the Early Exchange Premium, holders must validly tender their Existing Notes at or prior to 5:00 p.m., New York City time, on March 1, 2021, unless extended by Microsoft (such date and time, as they may be extended, the “Early Exchange Time”). Tenders of Existing Notes in the Exchange Offers may be validly withdrawn at any time at or prior to the Expiration Time, but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law. Microsoft reserves the right to remove one or more of the Existing Notes from the Exchange Offers if certain conditions (described below) for such series of Existing Notes will not be achieved.

If holders validly tender Existing Notes prior to the Early Exchange Time and do not validly withdraw such tendered Existing Notes prior to the Expiration Time, and such Existing Notes are accepted by Microsoft, such holders will receive, for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and a cash payment with an aggregate value equal to the Total Exchange Consideration (as defined below) as follows:

•	an aggregate principal amount of New Notes equal to (a) the Total Exchange Consideration for such Existing Notes minus (b) the Cash Component (as defined below); and

•	a cash payment equal to the Cash Component.

If holders validly tender Existing Notes after the Early Exchange Time, but prior to the Expiration Time, and such Existing Notes are accepted by Microsoft, such holders will receive, for each $1,000 principal amount of Existing Notes tendered and accepted, a combination of a principal amount of New Notes and a cash payment with an aggregate value equal to the Exchange Consideration (as defined below) as follows:

•	an aggregate principal amount of New Notes equal to (a) the Total Exchange Consideration for such Existing Notes minus (b) the Cash Component minus (c) the Early Exchange Premium; and

•	a cash payment equal to the Cash Component.

In addition to the Total Exchange Consideration or Exchange Consideration, as applicable, holders with Existing Notes that are accepted for exchange will receive a cash payment representing (i) all or a portion of the accrued and unpaid interest to, but not including, the Settlement Date and (ii) amounts due in lieu of any fractional amounts of New Notes. As The Depository Trust Company (“DTC”) is the record holder of the Existing Notes, all holders of any Existing Notes will also receive any applicable accrued and unpaid interest on those Existing Notes in accordance with DTC procedures, regardless of the record dates with respect to each series of Existing Notes.

The “Pricing Time” will be 10:00 a.m., New York City time, on March 2, 2021, unless the Early Exchange Time is extended, in which case a new Pricing Time may be established with respect to the Exchange Offers. In the event that the Early Exchange Time is not extended, the Pricing Time will remain the same.

The “Total Exchange Consideration” (calculated at the Pricing Time in accordance with the Prospectus) for the Existing Notes validly tendered prior to the Early Exchange Time, and not validly withdrawn prior to the Expiration Time, is equal to the discounted value on the Settlement Date of the remaining payments of principal and interest per $1,000 principal amount of the Existing Notes through the applicable maturity date or par call date (as applicable) of the Existing Notes, using a yield equal to the sum of: (i) the bid-side yield on the applicable 30-year Reference UST Security set forth with respect to each series of Existing Notes in the tables above plus (ii) the applicable fixed spread set forth with respect to each series of Existing Notes in the tables above, minus accrued and unpaid interest on such series of Existing Notes up to but not including the Settlement Date. For avoidance of doubt, the $30 per $1,000 Early Exchange Premium is included within the Total Exchange Consideration, as calculated using the Fixed Spread of the 30-year Reference UST Security and is not in addition to the Total Exchange Consideration.

The “Exchange Consideration” for the Existing Notes validly tendered after the Early Exchange Time but prior to the Expiration Time is equal to the Total Exchange Consideration minus the applicable Early Exchange Premium.

The “Cash Component” means the portion of the Total Exchange Consideration to be paid to holders in cash and is equal to (i) the applicable Cash Payment Percent of Premium for such series of Existing Notes multiplied by (ii) (a) the applicable Total Exchange Consideration for such series of Existing Notes minus (b) $1,000.

The completion of the Exchange Offers for each series of Existing Notes is subject to, and conditional upon, the satisfaction or waiver of certain conditions, including, among other things (i) the Registration Statement having been declared effective by the SEC on or prior to the Expiration Time and remaining effective on the Settlement Date; (ii) the condition that, as of the Pricing Time, the combination of the yield of the New Notes and the Total Exchange Consideration for the applicable series of Existing Notes would result in the New Notes and such Existing Notes not being treated as “substantially different” under FASB Accounting Standards Codification (“ASC”) 470-50; (iii) the requirement, with respect to the Exchange Offers of New Notes for Existing Notes, that we issue at least (a) $3,000,000,000 aggregate principal amount of New 2052 Notes and (b) $750,000,000 aggregate principal amount of New 2062 Notes; (iv) the Yield Condition (as described in the Prospectus) (for any applicable series of Existing Notes); and (v) that nothing has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay an Exchange Offer or delay the scheduled Pricing Time or impair us from realizing the anticipated benefits of an Exchange Offer. Microsoft may, at its option, waive any such conditions at or by the Expiration Time, except the condition that the registration statement of which the Prospectus forms a part has been declared effective by the SEC on or prior to the Expiration Time and remains effective on the Settlement Date.

Copies of the Prospectus pursuant to which the Exchange Offers are being made, may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers, at 212-269-5552 (to exchange), at 877-864-5060 (for information U.S. toll-free), at 212-269-5550 (information for brokers), at www.dfking.com/microsoft, or at microsoft@dfking.com. Questions regarding the terms and conditions of the Exchange Offers should be directed to the following joint lead dealer managers:

Morgan Stanley	Wells Fargo Securities
1585 Broadway, 4th Floor New York, NY 10036 Toll Free: (800) 624-1808 Collect: (212) 761-1057 Attn: Liability Management Group	550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Toll Free: (866) 309-6316 Collect: (704) 410-4756 Attn: Liability Management Group

The Exchange Offers are made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus, which forms a part of the Registration Statement after it is declared effective by the SEC, and the information in this news release is qualified by reference to such Prospectus and the Registration Statement. None of Microsoft, the dealer managers or the information agent and exchange agent makes any recommendations as to whether holders should tender their Existing Notes pursuant to the Exchange Offers. Holders must make their own decisions as to whether to tender Existing Notes, and, if so, the principal amount of Existing Notes to tender.

This news release does not constitute an offer or a solicitation by Microsoft of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful.

In order to participate in any Exchange Offer, holders of the Existing Notes located or resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form, which may be obtained from D.F. King & Co., Inc. contacts above, to confirm they satisfy applicable Canadian eligibility requirements and to provide certain additional information.

Any holder of the Existing Notes located in any Member State of the European Economic Area that is a retail investor will not be able to participate in the Exchange Offers. For purposes of this paragraph, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Any holder of the Existing Notes located in the United Kingdom that is a retail investor will not be able to participate in the Exchange Offers. For purposes of this paragraph, a retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this news release are “forward-looking statements” based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors described above as well as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange; and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference in the Prospectus forming a part of the Registration Statement, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.